UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2015

Commission file number 001-35317

ATLAS RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	45-3591625
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Park Place Corporate Center One

1000 Commerce Drive, Suite 400

Pittsburgh, PA 15275

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (800) 251-0171

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Credit Agreement Amendment

On February 23, 2015, Atlas Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into a Sixth Amendment to the Second Amended and Restated Credit Agreement (the “Sixth Amendment”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amendment amends the Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated July 31, 2013, by and among the Partnership, as borrower, the administrative agent and the lenders party thereto. Among other things, the Amendment:

•	reduces the borrowing base under the Credit Agreement from $900.0 million to $750.0 million;

•	permits the incurrence of second lien debt in an aggregate principal amount up to $300.0 million;

•	if the Borrowing Base Utilization is less than 90%, increases the applicable margin on Eurodollar loans and ABR loans by 0.25% from previous levels;

•	following the next scheduled redetermination of the borrowing base, upon the issuance of senior notes or the incurrence of second lien debt, reduces the borrowing base by 25% of the stated amount of such senior notes or additional second lien debt; and

•	revises the maximum ratio of Total Funded Debt to EBITDA to be (i) 5.25 to 1.0 as of the last day of the quarters ended on March 31, 2015, June 30, 2015, September 30, 2015, December 31, 2015 and March 31, 2016, (ii) 5.00 to 1.0 as of the last day of the quarters ended on June 30, 2016, September 30, 2016 and December 31, 2016, (iii) 4.50 to 1.0 as of the last day of the quarters ended on March 31, 2017 and (iv) 4.00 to 1.0 as of the last day of each quarter thereafter.

The Amendment was approved by the lenders and was effective on February 23, 2015. This summary of the Sixth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sixth Amendment filed as Exhibit 10.1, which is incorporated herein by reference.

Second Lien Term Loan Facility

On February 23, 2015, the Partnership, as borrower, entered into a Second Lien Credit Agreement (the “Second Lien Credit Agreement”) with Wilmington Trust, National Association, as administrative agent, and the lenders party thereto. The Second Lien Credit Agreement provides for a second lien term loan in an original principal amount of $250.0 million (the “Term Loan Facility”). The Term Loan Facility matures on February 23, 2020.

The Partnership has the option to prepay the Term Loan Facility at any time, and is required to offer to prepay the Term Loan Facility with 100% of the net cash proceeds from the issuance or incurrence of any debt and 100% of the excess net cash proceeds from certain asset sales and condemnation recoveries. The Partnership is also required to offer to prepay the Term Loan Facility upon the occurrence of a change of control. All prepayments are subject to the following premiums, plus accrued and unpaid interest:

•	a make-whole premium plus all interest that would accrue through the first anniversary date of the term loan (plus an additional amount if such prepayment is optional and funded with proceeds from the issuance of equity) for prepayments made during the first 12 months after the closing date;

•	4.5% of the principal amount prepaid for prepayments made between 12 months and 24 months after the closing date;

•	2.25% of the principal amount prepaid for prepayments made between 24 months and 36 months after the closing date; and

•	no premium for prepayments made following 36 months after the closing date.

The Partnership’s obligations under the Term Loan Facility are secured on a second priority basis by security interests in all of the assets of the Partnership and each of the Partnership’s material restricted subsidiaries (the “Loan Parties”) that guarantee the Partnership’s existing first lien revolving credit facility, including substantially all personal property of the Loan Parties (including all of their ownership interests in a majority of its material operating subsidiaries) and a percentage of the aggregate value attributed to all proved oil and gas properties directly owned by the Loan Parties. In addition, the obligations under the Term Loan Facility are guaranteed by the Partnership’s material restricted subsidiaries.

Borrowings under the Term Loan Facility bear interest, at the Partnership’s option, at either (i) LIBOR plus 9.0% or (ii) the highest of (a) the prime rate, (b) the federal funds rate plus 0.50%, (c) one-month LIBOR plus 1.0% and (d) 2.0%, each plus 8.0% (an “ABR Loan”). Interest is generally payable at the applicable maturity date for Eurodollar loans and quarterly for ABR loans.

The Second Lien Credit Agreement contains customary covenants that limit the Partnership’s ability to make restricted payments, take on indebtedness, issue preferred stock, grant liens, conduct sales of assets and subsidiary stock, make distributions from restricted subsidiaries, conduct affiliate transactions and engage in other business activities. In addition, the Second Lien Credit Agreement contains covenants substantially similar to those in the Partnership’s existing first lien revolving credit facility, including, among others, restrictions on swap agreements, debt of unrestricted subsidiaries, drilling and operating agreements and the sale or discount of receivables.

Under the Second Lien Credit Agreement, the Partnership may elect to add one or more incremental term loan tranches to the Term Loan Facility so long as the aggregate outstanding principal amount of the Term Loan Facility plus the principal amount of any incremental term loan does not exceed $300.0 million and certain other conditions are adhered to. Any such incremental term loans may not mature on a date earlier than February 23, 2020.

This summary of the Second Lien Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Lien Credit Agreement filed as Exhibit 10.2, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Credit Agreement” is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

The Board of Directors (the “Board”) of Atlas Energy Group, LLC (“AEG”), the general partner of the Partnership, expanded its size from seven directors to eight directors, effective February 23, 2015. Each of Mark C. Biderman, Dennis A. Holtz, Walter C. Jones, Jeffrey F. Kupfer and Ellen F. Warren were elected to the Board, and each of Matthew A. Jones, Jeffrey C. Key, Harvey G. Magarick and Bruce Wolf, who had been serving as members of the Board, ceased to be directors of AEG. Edward E. Cohen, Jonathan Z. Cohen and Dolly Ann (“DeAnn”) Craig remain on the Board and are expected to continue to serve as directors.

As a result of the elections and resignation described above, the Board is currently constituted into three classes, as follows:

Class I:	Mark C. Biderman and DeAnn Craig are appointed to serve in the first class of directors of the Board whose term shall expire at AEG’s 2016 annual meeting of unitholders;

Class II:	Edward E. Cohen, Walter C. Jones and Jeffrey F. Kupfer are appointed to serve in the second class of directors of the Board whose term shall expire at AEG’s 2017 annual meeting of unitholders; and

Class III:	Jonathan Z. Cohen, Dennis A. Holtz and Ellen F. Warren are appointed to serve in the third class of directors of the Board whose term shall expire at AEG’s 2018 annual meeting of unitholders.

Biographical and compensation information on each of the directors elected to the Board, as well as on Edward E. Cohen, Jonathan Z. Cohen and DeAnn Craig, can be found in AEG’s information statement, dated February 9, 2015 (the “Information Statement”), which is included as Exhibit 99.1 to AEG’s Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 9, 2015, under the sections entitled “Directors—Board of Directors Following the Distribution” and “Executive Compensation.” Such sections of the Information Statement are incorporated by reference into this Item 5.02.

As of February 23, 2015:

•	Mr. Biderman (Chair), Jones and Kupfer were appointed to serve as members of the Audit Committee of the Board;

•	Ms. Warren (Chair) and Mr. Holtz were appointed to serve as members of the Compensation Committee of the Board;

•	Mr. Holtz (Chair), Ms. Warren and Mr. Kupfer were appointed to serve as members of the Nominating and Corporate Governance Committee of the Board;

•	Mr. Jones (Chair) and Messrs. Biderman and Kupfer were appointed to serve as members of the Investment Committee of the Board; and

•	Messrs. Holtz and Kupfer were appointed to serve as members of the Environmental, Health and Safety Committee of the Board. Ms. Craig had already been appointed to serve as Chair of the Environmental, Health and Safety Committee of the Board and will continue to serve in that capacity.

Messrs. Biderman, Holtz, Jones and Kupfer and Ms. Warren are directors of the general partner of Atlas Energy, L.P. (“Atlas Energy”). Information relating to the compensation paid to such persons by the general partner of Atlas Energy is set forth under the heading “Executive Compensation” in AEG’s Information Statement, which information is incorporated herein by reference. Pursuant to the Amended and Restated Limited Partnership Agreement of the Partnership (the “LPA”), AEG, as general partner, will be reimbursed for direct and indirect expenses incurred on the Partnership’s behalf, which expenses may include salary, bonus, incentive compensation and other amounts paid to persons who perform services for the Partnership or on behalf of the Partnership, and expenses allocated to AEG by its affiliates. AEG is entitled to determine the expenses that are allocable to the Partnership, and the LPA does not place any aggregate limit on the amount of such reimbursements.

Item 7.01 Regulation FD Disclosure.

On February 23, 2015, the Partnership announced that it currently expects annualized cash distributions to be $1.30 per common limited partner unit. A copy of such press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 and the other information provided under this Item 7.01 are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Cautionary Note Regarding Forward-Looking Statements

Certain matters discussed herein are forward-looking statements. Although Atlas Resource Partners, L.P. (“Atlas Resource Partners” or “ARP”) believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Atlas Resource Partners does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. ARP cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource potential, ARP’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; ARP’s ability to realize the benefits of its acquisitions; changes in commodity prices; changes in the costs and results of drilling operations; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; ARP’s level of indebtedness; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in ARP’s reports filed with the U.S. Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to update such statements, except as may be required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Sixth Amendment to the Second Amended and Restated Credit Agreement, dated February 23, 2015, by and among Atlas Resource Partners, L.P., Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amendment amends the Second Amended and Restated Credit Agreement, dated July 31, 2013, by and among Atlas Resource Partners, L.P., as borrower, the administrative agent and the lenders party thereto.

10.2	Second Lien Credit Agreement, dated February 23, 2015, by and among Atlas Resource Partners, L.P., Wilmington Trust, National Association, as administrative agent, and the lenders party thereto.

99.1	Press Release of Atlas Resource Partners, L.P., dated February 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Energy Group, LLC, its general partner

February 23, 2015	By:	/s/ Sean McGrath
Sean McGrath
Chief Financial Officer